UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2009

ADVANCE DISPLAY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-15224	84-0969445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7334 So. Alton Way, Suite F	Centennial, Colorado	80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (303) 267-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 1, 2009, Dwight E. “Jody” Thomas was removed from his position as Director of Product Management of Advance Display Technologies, Inc. (the “Company”) and is therefore no longer considered an executive officer of the Company.

(c)           On December 1, 2009, Robert Ridgeway, age 47, was appointed Vice President of Global Business Development and Planning of the Company.  From July 2008 until his appointment, Mr. Ridgeway had been principally engaged as an independent contractor to the Company, providing consulting services in the areas of finance, corporate development and administration.  From July 2007 to July 2008, Mr. Ridgeway provided similar consulting services to various other companies as an independent contractor.  From 1985 to 2007, Mr. Ridgeway worked for Hamilton Sundstrand Power Systems, a United Technologies company.  During his employment with Hamilton, Mr. Ridgeway served in various capacities, including: Vice President and General Manager from 2003 to 2007; Chairman of the Board of Revima APU, a joint venture of Hamilton and EADS, from 2003 to 2007; Director of Operations from 2001 to 2003; Director, Business Development, Finance and Administration from 2000 to 2001; Chief Financial Officer from 1992 to 2000; Financial Planning Manager from 1990 to 1992 and Senior Buyer and Operations Administrator from 1985 to 1990.

Unless his compensation is modified by the Compensation Committee of the Company’s Board of Directors, Mr. Ridgeway will be paid a base salary of $150,000 per annum, plus a sales commission of between 1% and 1.5% for any sales booked by the Company through November 30, 2010, while he is serving as the Company’s Vice President of Global Business Development and Planning or until the Company hires a Vice President of Sales, whichever occurs first.  Mr. Ridgeway is also eligible for additional incentive based compensation in the future as may be awarded by the Compensation Committee, in its sole discretion.  There are no other agreements or understandings in place at this time concerning Mr. Ridgeway’s compensation by the Company.

While Mr. Ridgeway has not entered into an employment agreement with the Company and therefore has no right to continued employment in the future, he did execute a standard Employee Agreement (the “Agreement”) that contains nondisclosure, noncompetition and similar covenants, including an assignment to the Company of any newly developed intellectual property while he is employed by the Company.  The Agreement also confirms that he has been hired as an “at will” employee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2009	ADVANCE DISPLAY TECHNOLOGIES, INC.

By: /s/ Mattthew W. Shankle
Matthew W. Shankle, President